AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         SOURCEONE COMPUTER CORPORATION,

                  ROBERT NASH, DONNA NASH, AND R. WESLEY JONES,

               THE SHAREHOLDERS OF SOURCEONE COMPUTER CORPORATION,

                                  EPLUS, INC.,

                                       AND

                             EPLUS TECHNOLOGY, INC.


                           Dated as of October 2, 2001





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                                TABLE OF CONTENTS

                                                                            Page

Parties........................................................................1
Preamble.......................................................................1
ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER....................................1
     1.1    Merger.............................................................1
     1.2    Time and Place of Closing..........................................2
     1.3    Effective Time.....................................................2
     1.4    Follow-On Merger...................................................2
ARTICLE 2  TERMS OF MERGER.....................................................3
     2.1    Articles of Incorporation..........................................3
     2.2    Bylaws.............................................................3
     2.3    Directors and Officers.............................................3
ARTICLE 3  MANNER OF CONVERTING SHARES.........................................3
     3.1    Conversion of Shares...............................................3
     3.2    Fractional Shares..................................................4
     3.3    Anti-dilution Provisions...........................................4
ARTICLE 4  EXCHANGE OF SHARES..................................................4
     4.1    Exchange Procedures................................................4
     4.2    Rights of Former SourceOne Shareholders............................5
     4.3    Establishment of Escrow............................................5
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF SOURCEONE AND THE SHAREHOLDERS....6
     5.1    Organization, Standing, and Power..................................6
     5.2    Authority; No Breach By Agreement..................................6
     5.3    Capital Stock......................................................7
     5.4    SourceOne Subsidiaries.............................................8
     5.5    Financial Statements...............................................8
     5.6    Absence of Undisclosed Liabilities.................................8
     5.7    Absence of Certain Changes or Events...............................8
     5.8    Tax Matters........................................................9
     5.9    Assets............................................................10
     5.10   Environmental Matters.............................................10
     5.11   Compliance with Laws..............................................11
     5.12   Labor Relations...................................................12
     5.13   Employee Benefit Plans............................................12
     5.14   MaterialContracts.................................................14
     5.15   Legal Proceedings.................................................15
     5.16   Reports...........................................................16
     5.17   Statements True and Correct.......................................16
     5.18   Tax and Regulatory Matters........................................16
     5.19   Covenants and Warranties of Shareholders..........................17


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     5.20   Board Recommendation..............................................18
     5.21   SourceOne Equity..................................................18
     5.22   No Other Representations or Warranties............................18
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF EPLUS............................18
     6.1    Organization, Standing, and Power.................................18
     6.2    Authority; No Breach By Agreement.................................18
     6.3    CapitalStock......................................................19
     6.4    SEC Filings; Financial Statements.................................20
     6.5    Absence of Undisclosed Liabilities................................20
     6.6    Compliance with Laws..............................................21
     6.7    Legal Proceedings.................................................21
     6.8    Reports...........................................................21
     6.9    Statements True and Correct.......................................21
     6.10   Tax and Regulatory Matters........................................22
     6.11   Matters Relating to Merger Sub....................................22
     6.12   Absence of Certain Changes........................................22
     6.13   Section  16.......................................................22
     6.14   No Other Representations or Warranties............................23
ARTICLE 7  CONDUCT OF BUSINESS PENDING CONSUMMATION...........................23
     7.1    Affirmative Covenants of SourceOne................................23
     7.2    Negative Covenants of SourceOne............. .....................23
     7.3    Adverse Changes in Condition......................................25
     7.4    Reports...........................................................25
ARTICLE 8  ADDITIONAL AGREEMENTS..............................................26
     8.1    Shareholder Matters...............................................26
     8.2    Exchange Listing..................................................26
     8.3    Regulatory Filings; Required Consents.............................26
     8.4    Filings with State Offices........................................27
     8.5    Agreement as to Efforts to Consummate.............................27
     8.6    Investigation and Confidentiality.................................27
     8.7    Press Releases....................................................28
     8.8    Certain Actions...................................................28
     8.9    Tax Treatment.....................................................29
     8.10   State Takeover Laws...............................................29
     8.11   Employee Benefits and Contracts...................................29
     8.12   Indemnification...................................................30
     8.13   Personal Guarantees...............................................31
     8.14   Restrictions on Conduct...........................................31
     8.15   Restrictions on Transfer..........................................34
     8.16   Follow-On Merger..................................................35
ARTICLE 9  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.......... .......35
     9.1    Conditions to Obligations of Each Party...........................35

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     9.2    Conditions to Obligations of ePlus................................36
     9.3    Conditions to Obligations of SourceOne............................37
ARTICLE 10 TERMINATION........................................................39
     10.1   Termination.......................................................39
     10.2   Effect of Termination.............................................40
ARTICLE 11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION....40
     11.1    Survival of Representations and Warranties.......................40
     11.2    Obligation of the Shareholders to Indemnify......................41
     11.3    Obligation of ePlus to Indemnify.................................41
     11.4    Notice of Loss or Asserted Liability.............................42
     11.5    Opportunity to Contest...........................................42
     11.6    Limitations on Indemnification...................................43
     11.7    Subrogation Rights...............................................44
     11.8    Insurance and Taxes..............................................44
     11.9    Indemnification Payments.........................................44
     11.10   Indemnification Exclusive Remedy.................................44
     11.11   Arbitration......................................................44
ARTICLE 12  MISCELLANEOUS.....................................................45
     12.1    Definitions......................................................45
     12.2    Expenses.........................................................56
     12.3    Brokers and Finders..............................................56
     12.4    Entire Agreement.................................................56
     12.5    Amendments.......................................................57
     12.6    Waivers..........................................................57
     12.7    Assignment.......................................................57
     12.8    Notices..........................................................58
     12.9    Governing Law....................................................59
     12.10   Counterparts; Delivery By Facsimile..............................59
     12.11   Captions.........................................................59
     12.12   Interpretations..................................................59
     12.13   Enforcement of Agreement.........................................59
     12.14   Severability.....................................................59
Signatures....................................................................60


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                                LIST OF EXHIBITS


Exhibit Number    Description

          1.      Form of Agreement of Merger. (ss. 1.1).

          2.      Form of Plan of Merger.  (ss. 1.4).

          3.      Form of Escrow Agreement (ss.4.3).

          4.      Form of Claims Letter.  (ss. 8.12(d)).

          5.      Opinion of SourceOne Counsel.  (ss. 9.2(e)).

          6.      Opinion of SourceOne Special Counsel.  (ss. 9.2(e)).

          7.      Form of Employment Agreement of Robert Nash.  (ss. 9.2(i)).

          8.      Form of Employment Agreement of R. Wesley Jones. (ss. 9.2(i)).

          9.      Opinion of ePlus Counsel.  (ss. 9.3(d)).




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




                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 2, 2001, by and among SourceOne Computer Corporation ("SourceOne"), a corporation organized and existing under the Laws of the State of California, and Robert Nash, Donna Nash, and R. Wesley Jones, the shareholders of SourceOne (each individually, a "Shareholder" and collectively, the "Shareholders"), ePlus, inc. ("ePlus"), a corporation organized and existing under the Laws of the State of Delaware, and ePlus Technology, inc. ("ePlus Technology"), a corporation organized and existing under the Laws of the Commonwealth of Virginia and a wholly-owned subsidiary of ePlus.

                                    Preamble

                  The Boards of Directors of SourceOne, ePlus and ePlus Technology are of the opinion that the transactions described herein are in the best interests of SourceOne, ePlus and ePlus Technology and their respective shareholders and stockholders. This Agreement provides for the acquisition of SourceOne by ePlus pursuant to the merger of a newly-formed, wholly-owned subsidiary of ePlus to be organized under the laws of the State of California ("Merger Sub") with and into SourceOne. SourceOne shall be the surviving corporation of the merger. At the effective time of the merger, the outstanding shares of the common stock of SourceOne shall be converted into the right to receive a combination of shares of the common stock of ePlus and a cash payment as further set forth herein. As a result, the shareholders of SourceOne shall become stockholders of ePlus. As promptly as possible after the merger of Merger Sub with and into SourceOne, SourceOne shall be merged with and into ePlus Technology. As a result of the subsequent merger of SourceOne with and into ePlus Technology, ePlus Technology shall continue to conduct SourceOne's business and operations as a wholly-owned subsidiary of ePlus. The transactions described in this Agreement are subject to the approval of the shareholders of SourceOne and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Mergers (as defined below) together for federal income tax purposes shall be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                  Certain  terms used in this  Agreement  are defined in Section
12.1 of this Agreement.

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into SourceOne in accordance with the relevant provisions of the CGCL and with the effect as provided therein and herein and the separate existence of Merger Sub shall thereupon cease (the "Merger"). SourceOne shall be the Surviving Corporation resulting from the Merger and shall operate as a wholly-owned subsidiary of ePlus and continue to be governed by the Laws of the State of California. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of SourceOne and ePlus and the Agreement of Merger, substantially in the form of Exhibit 1, which will be approved and adopted by the Boards of Directors of SourceOne and Merger Sub upon the organization of Merger Sub.

     1.2 Time and Place of Closing. The closing of transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but not later than the second business day, after the satisfaction or waiver of each of the conditions set forth in Article 9 hereof (other than those conditions which, by their terms, are to be satisfied or waived on the Closing Date) or at such other time as the Parties hereto agree in writing (the "Closing Date"). The Closing shall take place at such location as may be mutually agreed upon by the Parties. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger with the Secretary of State of the State of California, in accordance with the relevant provisions of the CGCL.

     1.3 Effective Time. The Merger and the other transactions contemplated by this Agreement shall become effective as of the date and time that the Agreement of Merger together with the required officer's certificates are filed with the Secretary of State of the State of California (the "Effective Time"). At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights privileges, powers and franchises of SourceOne and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SourceOne and the Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

     1.4 Follow-On Merger. As promptly as possible after the consummation of the Merger, subject to the terms and conditions of this Agreement and the Plan of Merger, substantially in the form of Exhibit 2, SourceOne shall be merged with and into ePlus Technology in accordance with the relevant provisions of the Virginia Stock Corporation Act and with the effect as provided therein and herein and the separate existence of SourceOne shall thereupon cease (the "Follow-On Merger," and together with the Merger, the "Mergers"). ePlus
Technology shall be the surviving corporation of the Follow-On Merger, shall operate as a wholly-owned subsidiary of ePlus and continue to be governed by the Laws of the Commonwealth of Virginia.


                                      -2-
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                                    ARTICLE 2
                                 TERMS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation of SourceOne in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time.

     2.2 Bylaws. The Bylaws of SourceOne in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately after the Effective Time.

     2.3 Directors and Officers. The directors of SourceOne in office immediately prior to the Effective Time and such additional persons as may be elected by ePlus shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of the Surviving Corporation immediately after the Effective Time shall be Robert Nash, President, and R. Wesley Jones, Chief Operating Officer.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of ePlus or SourceOne, or the stockholders or shareholders of either of the foregoing, the shares of ePlus and SourceOne shall be converted as follows:

     (a) Each share of ePlus Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of Merger Sub Common Stock issued and outstanding at the Effective Time shall be converted into and exchanged for one share of SourceOne Common Stock.

     (c) Each share of SourceOne Common Stock (excluding shares held in treasury by SourceOne or held by any ePlus Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding immediately prior to the Effective Time, shall be automatically cancelled and extinguished and converted into and exchanged for the right to receive approximately 0.130952 (the "Stock Exchange Ratio") shares of ePlus Common Stock and approximately $0.380956 in cash (together, the "Per Share Merger Consideration"). Shares of SourceOne Common Stock held by SourceOne or any ePlus Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and extinguished without any rights to conversion thereof and no consideration shall be delivered in exchange therefore.

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

     3.2. Fractional Shares. Notwithstanding any other provision of this Agreement or the Agreement of Merger, each holder of shares of SourceOne Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of ePlus Common Stock (after aggregating all fractional shares of ePlus Common Stock to be received by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of ePlus Common Stock multiplied by $8.00. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.3 Anti-dilution Provisions. The Per Share Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable or exercisable for ePlus Common Stock or SourceOne Common Stock), reclassification, reorganization, recapitalization or other like change with respect to ePlus Common Stock or SourceOne Common Stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of SourceOne Common Stock the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reclassification, reorganization, recapitalization or other like change.


                                    ARTICLE 4
                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. On the Closing Date, each Shareholder shall surrender and endorse to ePlus the certificate or certificates representing all outstanding shares of SourceOne Common Stock held by such Shareholder and shall upon surrender thereof receive in exchange therefor (i) a cash payment (without interest), by wire transfer of immediately available funds, or in such other form and manner as may be mutually satisfactory, in an amount equal to approximately $0.380956 multiplied by the number of shares of SourceOne Common Stock held by such Shareholder as of the Effective Time, less such Shareholder's pro-rata portion of the Escrowed Cash and (ii) a certificate or certificates representing the number of shares of ePlus Common Stock equal to the Stock Exchange Ratio multiplied by the number of shares of SourceOne Common Stock held by such Shareholder as of the Effective Time, less such Shareholder's pro-rata portion of the Escrowed Shares. To the extent required by Section 3.2 of this Agreement, each Shareholder also shall receive, upon surrender of the certificate or certificates representing such Shareholders' shares of SourceOne Common Stock, cash in lieu of any fractional share of ePlus Common Stock to which such holder may be otherwise entitled (without interest). Until so surrendered, each outstanding certificate of SourceOne Common Stock shall be deemed for all purposes, other than as provided in Section 4.2 below with respect to the payment of dividends or other distributions payable to the holders of shares of ePlus Common Stock, to represent the Per Share Merger Consideration and payment for fractional shares into which such shares of SourceOne Common Stock have been converted pursuant to Sections 3.1 and 3.2 hereof. ePlus shall not be obligated to deliver the consideration to which any former holder of SourceOne Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of SourceOne Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of SourceOne Common Stock so surrendered shall be duly endorsed as ePlus may reasonably require. Any other provision of this Agreement notwithstanding, neither ePlus nor SourceOne shall be liable to a holder of SourceOne Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former  SourceOne  Shareholders.  At the Effective  Time, the
stock transfer books of SourceOne shall be closed as to holders of SourceOne Common Stock immediately prior to the Effective Time and no transfer of
SourceOne Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of SourceOne Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections
3.1 and 3.2 of this Agreement in exchange therefor, subject, however, to ePlus' obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by SourceOne in respect of such shares of SourceOne Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, the holders of certificates representing shares of SourceOne Common Stock issued and outstanding at the Effective Time shall be entitled to vote after the Effective Time at any meeting of ePlus stockholders the number of whole shares of ePlus Common Stock into which their respective shares of SourceOne Common Stock are converted and have been issued, regardless of whether such former SourceOne shareholders have exchanged their certificates representing SourceOne Common Stock for certificates representing ePlus Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by ePlus on the ePlus Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of ePlus Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of ePlus Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of SourceOne Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such SourceOne Common Stock certificate, both the ePlus Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     4.3 Establishment of Escrow. On the Closing Date, ePlus, the Escrow Agent (as defined in the Escrow Agreement), and the Shareholders shall enter into the Escrow Agreement, substantially in the form attached hereto as Exhibit 3 (the "Escrow Agreement"), in order to establish an escrow of ePlus Common Stock. As soon as practicable after the Effective Time, ePlus shall cause to be distributed to the Escrow Agent a certificate or certificates representing 27,500 shares of ePlus Common Stock (the "Escrowed Shares") and $80,002 (the "Escrowed Cash"). The Escrowed Shares shall be registered in the name of the Escrow Agent as nominee for each Shareholder and held in escrow by the Escrow Agent. The Escrowed Shares and Escrowed Cash shall be available to compensate ePlus, on a pro rata basis, for certain damages as provided in Article 11 and the Escrow Agreement. The Escrowed Shares and Escrowed Cash shall be withheld on a pro rata basis from the consideration issued to each Shareholder pursuant to
Section 4.1. To the extent the Escrowed Shares and Escrowed Cash are not used to compensate ePlus for certain damages as provided in Article 11, such Escrowed Shares and Escrowed Cash shall be released to the Shareholders as provided in
Article 11 hereof and the Escrow Agreement.


                                    ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF SourceOne and the Shareholders

     SourceOne and the Shareholders hereby jointly and severally represent and warrant to ePlus as follows:

     5.1 Organization, Standing, and Power. SourceOne is a corporation duly organized, validly existing, and in good standing under the Laws of the State of California, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. SourceOne is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its material Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have, individually or in the aggregate, a SourceOne Material Adverse Effect.

     5.2 Authority; No Breach By Agreement.

     (a) SourceOne has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SourceOne, subject to the approval of this Agreement and the Agreement of Merger by the holders of all of the shares of SourceOne Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by SourceOne. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of SourceOne, enforceable against SourceOne in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement and the Agreement of Merger by SourceOne and the Shareholders, nor the consummation by SourceOne and the Shareholders of the transactions contemplated hereby or thereby, nor compliance by SourceOne and the Shareholders with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of SourceOne's Articles of Incorporation or Bylaws, or (ii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of SourceOne under, any Contract or Permit of SourceOne or any Shareholder, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any material Law or material Order applicable to SourceOne or any Shareholder or any of SourceOne's material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of NASDAQ NMS and the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, and other than the filing of the Agreement of Merger and Officers' Certificates with the California Secretary of State and other than Consents, filings, or notifications which, if not obtained or made, would not have, individually or in the aggregate, a SourceOne Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by SourceOne of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock.

     (a) The authorized capital stock of SourceOne consists, as of the date of this Agreement, of 10,000,000 shares of SourceOne Common Stock, of which 2,100,000 shares are issued and outstanding as of the date of this Agreement, and not more than 2,100,000 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of SourceOne Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the CGCL. None of the outstanding shares of SourceOne Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of SourceOne. SourceOne has not reserved any shares of SourceOne Common Stock for issuance under the SourceOne Stock Plans. The Shareholders are the only holders of SourceOne Common Stock.

     (b) Except as set forth in Section 5.3(a) of this Agreement there are no shares of capital stock or other equity securities of SourceOne outstanding and no outstanding Rights relating to the capital stock of SourceOne.

     5.4 SourceOne Subsidiaries. SourceOne has no Subsidiaries as of the date of this Agreement and will have no Subsidiaries at the Effective Time.

     5.5 Financial Statements. SourceOne has attached to Section 5.5 of the SourceOne Disclosure Memorandum, and has delivered to ePlus copies of, all SourceOne Financial Statements for periods ended prior to the date hereof and will deliver to ePlus copies of all SourceOne Financial Statements prepared subsequent to the date hereof and prior to the Effective Time. The SourceOne Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of SourceOne, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with SourceOne's past business practices, and (ii) present or will present, as the case may be, fairly in all material respects the financial position of SourceOne as of the dates indicated and the results of operations, changes in shareholder's equity, and cash flows of SourceOne for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments which were not or are not expected to be material in amount or effect).

     5.6 Absence of Undisclosed Liabilities. SourceOne has no Liabilities that are reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of SourceOne, included in the SourceOne Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 2001. SourceOne has not incurred or paid any Liability since June 30, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and except for the fees and expenses relating to the Merger as described in Article 12 of this Agreement.

     5.7 Absence of Certain Changes or Events. Since June 30, 2001, except as disclosed in the SourceOne Financial Statements delivered prior to the date of the Agreement or as otherwise disclosed in the SourceOne Disclosure Memorandum,
(i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect, and (ii) SourceOne has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of SourceOne set forth in Section 7.2 of this Agreement, other than conducting the process that has led up to the execution and consummation of this Agreement.

     5.8 Tax Matters.

     (a) Since the date of SourceOne's incorporation, all Tax Returns required to be filed by or on behalf of SourceOne have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and, to the Knowledge of SourceOne, all Tax Returns filed are complete and accurate in all material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a SourceOne Material Adverse Effect, except to the extent reserved against in the SourceOne Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) SourceOne has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for SourceOne for the period or periods through and including the date of the respective SourceOne Financial Statements has been made and is reflected on such SourceOne Financial Statements.

     (d) SourceOne is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     (e) SourceOne has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code, except as set forth in Section 5.8(e) of the SourceOne Disclosure Memorandum; provided that none of the contracts disclosed therein contains any "gross up" provision.

     (f) There are no material Liens with respect to Taxes upon any of the Assets of SourceOne .

     (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of SourceOne that occurred during or after any Taxable

Period in which SourceOne incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

     (h) SourceOne has not filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     (i) SourceOne currently has no and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     5.9 Assets. SourceOne has good and marketable title, free and clear of all Liens, to all of its Assets, other than such defects and Liens which would not have a SourceOne Material Adverse Effect. All tangible properties used in the businesses of SourceOne are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with SourceOne's past practices. All Assets which are material to SourceOne's business on a consolidated basis, held under leases or subleases by SourceOne , are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. SourceOne currently maintains insurance in such amounts, scope, and coverage as determined by its management (in its reasonable discretion) to be necessary for its operations as currently conducted and currently proposed to be conducted. SourceOne has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by SourceOne under such policies. The Assets of SourceOne include all material Assets required to operate the business of the SourceOne Companies as presently conducted.

     5.10 Environmental Matters.

     (a) To the Knowledge of SourceOne, SourceOne and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect.

     (b) To the Knowledge of SourceOne, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which SourceOne or any of its Operating Properties (or SourceOne in respect of such Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by SourceOne or any of its Operating Properties, except for such Litigation pending or threatened that would not have, individually or in the aggregate, a SourceOne Material Adverse Effect, nor, to the Knowledge of SourceOne, is there any reasonable basis for any Litigation of a type described in this sentence, except such as would not have, individually or in the aggregate, a SourceOne Material Adverse Effect.

     (c) During the period of (i) SourceOne's ownership or operation of any of its current Operating Properties, or (ii) SourceOne's holding of a security interest in an Operating Property, to the Knowledge of SourceOne, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as would not have, individually or in the aggregate, a SourceOne Material Adverse Effect. Prior to the period of (i) SourceOne's ownership or operation of any of its current Operating Properties, or (ii) SourceOne's holding of a security interest in an Operating Property, to the Knowledge of SourceOne, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property or Operating Property, except such as would not have, individually or in the aggregate, a SourceOne Material Adverse Effect.

     5.11 Compliance with Laws. SourceOne has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect. Additionally, SourceOne:

     (a) is not in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect; or

     (c) since the date of its organization, has not received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that SourceOne is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance would have, individually or in the aggregate, a SourceOne Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which would have, individually or in the aggregate, a SourceOne Material Adverse Effect, or (iii) requiring SourceOne to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

     Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to ePlus.

     5.12 Labor Relations. SourceOne is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is SourceOne a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving SourceOne, pending or, to the Knowledge of SourceOne, threatened in writing, or to the Knowledge of SourceOne, is there any activity involving any SourceOne Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.13 Employee Benefit Plans.

     (a) SourceOne has disclosed to ePlus in writing prior to the execution of the Agreement and in Section 5.13 of the SourceOne Disclosure Memorandum, and has delivered or made available to ePlus prior to the execution of this
Agreement correct and complete copies in each case of, all SourceOne Benefit Plans. For purposes of this Agreement, "SourceOne Benefit Plans" means all written pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other written health plans, all life insurance plans, and all other written employee benefit plans or fringe benefit plans, including written "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, SourceOne for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the SourceOne Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "SourceOne ERISA Plan." Any SourceOne ERISA Plan which is also a "defined benefit plan" (as defined in
Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "SourceOne Pension Plan." SourceOne does not have an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).
Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, maintained by SourceOne that was intended to qualify under Section 401(a) of the Internal Revenue Code, is disclosed as such in Section 5.13 of the SourceOne Disclosure Memorandum.

     (b) SourceOne has delivered or made available to ePlus prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such SourceOne Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such SourceOne Benefit Plans or amendments, all determination letters, material rulings, material opinion letters, material information letters, or material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any SourceOne Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any material modifications thereto.

     (c) All SourceOne Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect. Each SourceOne ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and SourceOne is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each trust created under any SourceOne ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and SourceOne is not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each SourceOne Benefit Plan to the Knowledge of SourceOne, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a SourceOne Material Adverse Effect. There is no material pending or, to the Knowledge of SourceOne, threatened Litigation relating to any SourceOne ERISA Plan.

     (d) SourceOne has not engaged in a transaction with respect to any SourceOne Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject SourceOne to a material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect. Neither SourceOne nor any administrator or fiduciary of any SourceOne Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject SourceOne to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a SourceOne Material Adverse Effect. No oral or written representation or communication with respect to any aspect of the SourceOne Benefit Plans has been made to employees of SourceOne which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a SourceOne Material Adverse Effect.

     (e) No SourceOne Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position or funded status of any SourceOne Pension Plan, (ii) no change in the actuarial assumptions with respect to any SourceOne Pension Plan, and (iii) no increase in benefits under any SourceOne Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect. Neither any SourceOne Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by SourceOne, or the single-employer plan of any entity which is considered one employer with SourceOne under Section 4001 of ERISA or Section 414 of the Internal Revenue
Code or Section 302 of ERISA (whether or not waived) (a "SourceOne ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA. All contributions with respect to a SourceOne Pension Plan or any single-employer plan of a SourceOne ERISA Affiliate have or will be timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. SourceOne has not provided, nor is it required to provide, security to a SourceOne Pension Plan or to any single-employer plan of a SourceOne ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by SourceOne.

     (f) No Liability under Title IV of ERISA has been or is expected to be incurred by SourceOne with respect to any defined benefit plan currently or formerly maintained by any of them or by any SourceOne ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except to the extent any failure would not have a SourceOne Material Adverse Effect).

     (g) SourceOne has no obligations for retiree health and retiree life benefits under any of the SourceOne Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of SourceOne from SourceOne under any SourceOne Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any SourceOne Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     5.14 Material Contracts.

     (a) Section 5.14 of the SourceOne Disclosure Memorandum identifies each of the following Contracts to which SourceOne, or any of its Assets, businesses, or operations, is a party, or is bound or affected by, or receives benefits under:
(i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract for the borrowing of money (other than Contracts evidencing trade payables arising in the ordinary course of business), any currency exchange, commodities or other hedging arrangement, or any leasing transaction of the type required to be capitalized in accordance with GAAP, or for the guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person,
(iii) any Contract which prohibits or restricts SourceOne from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person other than SourceOne, (iv) any Contract with any Person with whom SourceOne does not deal at arm's length within the meaning of the Internal Revenue Code, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by SourceOne (other than Contracts entered into in the ordinary course with customers), (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000), and (viii) any other Contract that expires or may be renewed at the option of any Person other than SourceOne so as to expire more than one year after the date of this Agreement (the "SourceOne Contracts").

     (b) With respect to each SourceOne Contract: (i) to the Knowledge of SourceOne, the Contract is in full force and effect; (ii) SourceOne is not in Default thereunder, other than Defaults which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect; (iii) SourceOne has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of SourceOne, in Default under such Contract in any respect, other than Defaults which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of SourceOne for money borrowed is prepayable at any time by SourceOne without penalty or premium.

     (c) No customer which individually accounted for more than 5% of SourceOne's consolidated gross revenues during the 12-month period preceding the date of this Agreement, and no material supplier of SourceOne has canceled or otherwise terminated, or has made any written threat to SourceOne to cancel or otherwise terminate, its relationship with SourceOne, or has decreased materially its services or supplies to SourceOne in the case of any such supplier, or its usage of the services or products of SourceOne in the case of such customer, and to the Knowledge of SourceOne, no such supplier or customer intends to cancel or otherwise terminate its relationship with SourceOne or to decrease materially its services or supplies to SourceOne or its usage of the services or products of SourceOne, as the case may be.

     5.15 Legal Proceedings.

     (a) There is no Litigation instituted or pending, or, to the Knowledge of SourceOne, threatened against SourceOne, or against any director or employee of SourceOne in connection with actions taken in such persons' capacities as directors or employees or employee benefit plan of SourceOne, or against any Asset, interest, or right of any of them, that would have, individually or in the aggregate, a SourceOne Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against SourceOne, that would have, individually or in the aggregate, a SourceOne Material Adverse Effect. There is no dispute instituted or pending, or, to the Knowledge of SourceOne, threatened with any of SourceOne's current or former employees, agents, brokers, distributors, vendors, customers, business consultants, representatives or independent contractors (or any current or former employees of any of the foregoing Persons).

     (b) Section 5.15(b) of the SourceOne Disclosure Memorandum includes a list of all Litigation as of the date of this Agreement to which SourceOne is a party and which names a SourceOne Company as a defendant or cross-defendant.

     5.16 Reports. Since the date of its organization SourceOne has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which would not have, individually or in the aggregate, a SourceOne Material Adverse Effect. As of their respective dates, each of such reports and statements, including all exhibits, and schedules thereto, complied in all material respects with all applicable Laws.

     5.17 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by SourceOne to ePlus pursuant to this Agreement or pursuant to any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All copies of Contracts delivered to ePlus and its Representatives by or on behalf of SourceOne that are unsigned by one or more parties thereto
(i) have been signed by all parties  thereto in the form supplied to ePlus,  and
(ii) are true and correct copies of such Contracts and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

     5.18 Tax and Regulatory Matters. Except as specifically contemplated by this Agreement, to SourceOne's Knowledge, neither SourceOne nor any Affiliate thereof has taken or agreed to take any action, and SourceOne has no Knowledge of any fact or circumstance (other than facts and circumstances relating to ePlus, Merger Sub or their respective Affiliates) that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Mergers, from qualifying for treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of SourceOne, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b).

     5.19 Covenants and Warranties of Shareholders.

     (a) Each Shareholder represents, warrants, covenants, and agrees that: (i) the ePlus Common Stock received by the Shareholder as a result of the Merger will be taken for the Shareholder's own account and not for others, directly or indirectly, in whole or in part; and (ii) any distribution by the Shareholder of ePlus Common Stock has not been registered under the 1933 Act and shares of ePlus Common Stock received pursuant to the Merger can only be sold by the Shareholder (1) following registration under the 1933 Act, (2) in conformity with the holding period, volume, and other requirements of Rule 144 promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

     (b) Each Shareholder understands and agrees that stop transfer instructions with respect to the shares of ePlus Common Stock received by the Shareholder pursuant to the Merger will be given to ePlus' transfer agent to ensure compliance with the provisions of Section 5.19(a).

     (c) Each Shareholder has carefully read this Agreement and discussed its requirements and impact upon such Shareholder's ability to sell, transfer, or otherwise dispose of the shares of ePlus Common Stock received by the undersigned, to the extent such Shareholder believes necessary, with its counsel or counsel for SourceOne.

     (d) Each Shareholder, represents and warrants that, by virtue of his or her education, business experience, investing experience, or any combination of the foregoing, he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of a prospective investment in ePlus Common Stock and acknowledges and agrees that ePlus' belief that the undersigned comes within this description is reasonable.

     (e) Each Shareholder represents that it is either: (i) an Accredited Investor, as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act ("Rule 501"), or (ii) if not an Accredited Investor, a person who alone or with his or her "purchaser representative" as such term is defined in Rule 501 has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of making an investment in ePlus Common Stock pursuant to this Agreement.

     (f) Each Shareholder represents that the Escrow Agreement, upon its execution by such Shareholder at Closing, represents a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     5.20 Board Recommendation. The Board of Directors of SourceOne, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, including the Merger, taken together, are fair to and in the best interests of the holders of SourceOne Common Stock, and (ii) resolved to recommend that the holders of the shares of SourceOne Common Stock approve this Agreement.

     5.21 SourceOne Equity. SourceOne's owner's equity, calculated in accordance with GAAP, as of the Closing Date will be equal to or greater than $700,000.

     5.22 No Other Representations or Warranties. Except as otherwise expressly provided in this Agreement, SourceOne hereby disclaims the making of any representations or warranties, express or implied, regarding SourceOne, its Assets, Liabilities or business. ePlus acknowledges that, except as otherwise expressly provided in this Agreement, ePlus is not relying upon any representations or warranties made by SourceOne or anyone acting or claiming to act on SourceOne's behalf concerning SourceOne's business. ePlus further acknowledges that it has not received from SourceOne any accounting, tax, legal or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal and other advisors.


                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF ePlus

     ePlus hereby represents and warrants to SourceOne and the Shareholders as follows:

     6.1 Organization, Standing, and Power. ePlus is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and ePlus Technology is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Virginia, and each has the corporate power and authority to carry on its respective businesses as now conducted and to own, lease, and operate its material Assets. ePlus and ePlus Technology are duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its respective material Assets or the nature or conduct of its respective businesses require it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have, individually or in the aggregate, an ePlus Material Adverse Effect.

     6.2 Authority; No Breach By Agreement.

     (a) ePlus and ePlus Technology each have the corporate power and authority necessary to execute, deliver, and perform its respective obligations under this

Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ePlus and ePlus Technology. The Board of Directors of ePlus and ePlus Technology have approved this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The stockholders of ePlus are not required to approve this Agreement, the Agreement of Merger and the Mergers. The sole stockholder of ePlus Technology has approved the Plan of Merger and the Follow-On Merger. This Agreement represents a legal, valid, and binding obligation of both ePlus and ePlus Technology, enforceable against ePlus and ePlus Technology in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by ePlus or ePlus technology, nor the consummation by ePlus and ePlus Technology of the transactions contemplated hereby, nor compliance by ePlus or ePlus Technology with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ePlus' Articles of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any ePlus Company under, any Contract or Permit of any ePlus Company, where such Default or Lien, or any failure to obtain such Consent, would have, individually or in the aggregate, an ePlus Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any material Law or material Order applicable to any ePlus Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than the filing of the Agreement of Merger and officers' certificates with the California Secretary of State, and other than Consents, filings, or notifications which, if not obtained or made, would not have, individually or in the aggregate, an ePlus Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ePlus of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock. The authorized capital stock of ePlus consists, as of the date of this Agreement, of (i) 50,000,000 shares of ePlus Common Stock, of which 10,159,964 shares were issued and outstanding as of June 30, 2001, and
(ii) 2,000,000 shares of ePlus Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of ePlus Common Stock are, and all of the shares of ePlus Common Stock to be issued in exchange for shares of SourceOne Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL, free of any Liens or other encumbrances and issued in compliance with all applicable federal, state and foreign Laws. None of the outstanding shares of ePlus Common Stock has been, and none of the shares of ePlus Common Stock to be issued in exchange for shares of SourceOne Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of ePlus.

     6.4 SEC Filings; Financial Statements.

     (a) ePlus has timely filed and made available to SourceOne all forms, reports, and documents required to be filed by ePlus with the SEC (collectively, the "ePlus SEC Reports") and will between the date of this Agreement and Closing timely file all ePlus SEC Reports required to be filed after the date hereof. The ePlus SEC Reports (i) at the time filed, complied, or will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) at the time filed, did not, or will not, as the case may be, (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such ePlus SEC Reports or necessary in order to make the statements in such ePlus SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the ePlus Financial Statements (including, in each case, any related notes) contained in the ePlus SEC Reports, including any ePlus SEC Reports filed after the date of this Agreement until the Effective Time, as of their respective filing dates, were or will be complete and correct in all material respects, complied or will comply as to form in all material respects with the applicable accounting requirements and published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of ePlus and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.5  Absence  of  Undisclosed   Liabilities.   No  ePlus  Company  has  any
Liabilities that are reasonably likely to have, individually or in the aggregate, an ePlus Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of ePlus as of June 30, 2001, included in the ePlus Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 2001.

     6.6 Compliance with Laws. Each ePlus Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which would not have, individually or in the aggregate, an ePlus Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which would not have, individually or in the aggregate, an ePlus Material Adverse Effect. None of the ePlus Companies:

     (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which would not have, individually or in the aggregate, an ePlus Material Adverse Effect; or

     (c) since  the  date  of  its  organization,   has  received  any  written
notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any ePlus Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, an ePlus Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an ePlus Material Adverse Effect, or (iii) requiring any ePlus Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

     6.7 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of ePlus, threatened in writing against any ePlus Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an ePlus Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any ePlus Company, that are reasonably likely to have, individually or in the aggregate, an ePlus Material Adverse Effect.

     6.8 Reports. Since the date of organization, each ePlus Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which would not have, individually or in the aggregate, an ePlus Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.

     6.9 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any ePlus Company or any Affiliate thereof to SourceOne or the Shareholders pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.10 Tax and Regulatory Matters. No ePlus Company or any Affiliate thereof has taken or agreed to take any action, and ePlus has no Knowledge of any fact or circumstance (other than facts and circumstances relating to SourceOne or its Affiliates) that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Mergers, from qualifying for treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section or otherwise prevent consummation of the transactions contemplated hereby or delay the Effective Time beyond the date set forth in
Section 10.1(e) of this Agreement or the Agreement of Merger.

     6.11 Matters Relating to Merger Sub. Merger Sub is a corporation duly organized under the Laws of the State of California, and has the corporate power and authority to carry on its business as contemplated by this Agreement and the Agreement of Merger and to own, lease, and operate its material Assets. Merger Sub has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of the Agreement of Merger and the consummation of the transactions contemplated therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Sub, subject to the approval of the Agreement of Merger by ePlus as the sole stockholder of Merger Sub, which is the only stockholder vote required for approval of the Agreement of Merger, and the consummation of the Merger by Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby, and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     6.12 Absence of Certain Changes. Since June 30, 2001 and as of the date hereof, there has not occurred: (i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by ePlus or any revaluation by ePlus of any of its Assets; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of ePlus, or any direct or indirect redemption, purchase or other acquisition by ePlus of any of its shares of capital stock, other than repurchases of stock as a result of termination of employees; (iii) any agreement by ePlus to do any of the things described in the preceding clauses
(i) through (ii).

     6.13 Section 16. At the times of the Closings of the Merger and the Follow-On Merger and immediately thereafter, neither Robert Nash nor R. Wesley Jones will be a director or officer of ePlus or any principal business unit, division or Subsidiary of ePlus, or otherwise a Section 16 person for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

     6.14 No Other Representations or Warranties. Except as otherwise expressly provided in this Agreement, ePlus hereby disclaims the making of any representations or warranties, express or implied, regarding ePlus, its Assets, Liabilities or business. SourceOne acknowledges that, except as otherwise expressly provided in this Agreement, SourceOne is not relying upon any representations or warranties made by ePlus or anyone acting or claiming to act on ePlus' behalf concerning ePlus' business. SourceOne further acknowledges that it has not received from ePlus any accounting, tax, legal or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal and other advisors, except that SourceOne and the Shareholders are relying upon the Alston & Bird, LLP tax opinion being delivered to them pursuant to Section 9.3 (e) hereof.


                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of SourceOne. Unless the prior written consent of ePlus shall have been obtained, and except as otherwise expressly contemplated herein, SourceOne shall use commercially reasonable efforts to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises,
(iii) maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of SourceOne. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, SourceOne covenants and agrees that it will not do or agree or commit to do, any of the following without the prior written consent of ePlus, which consent shall not be unreasonably withheld:

     (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any SourceOne Company, or

     (b) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or impose, or suffer the imposition, on any Asset of SourceOne of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the SourceOne Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any SourceOne Company, or declare or pay any dividend or make any other distribution in respect of SourceOne Common Stock, except that SourceOne may distribute cash out of the SourceOne AAA Account (which is a component of owner's equity) provided that such distributions may be made only with prior written notice to ePlus; or

     (d) except for this Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of SourceOne Common Stock or any other capital stock of any SourceOne Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

     (e) adjust, split, combine or reclassify any capital stock of SourceOne or issue or authorize the issuance of any other securities in respect of or in substitution for shares of SourceOne Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $10,000 other than in the ordinary course of business for reasonable and adequate consideration, or transfer or license to any Person other than SourceOne or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business (including changing any domain names or failing to renew existing domain name registrations on a timely basis), or enter into grants to future Intellectual Property rights, other than as may be required by applicable Law; or

     (f) purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned SourceOne Subsidiary, or otherwise acquire direct or indirect control over any Person; or

     (g) grant any increase in compensation or benefits to the employees or officers of any SourceOne Company, except as required by Law or Contract; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any SourceOne Company; grant any increase in fees or other increases in compensation or other benefits to directors of any SourceOne Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Equity Rights or restricted stock, or reprice any Equity Rights granted under any SourceOne Stock Plan or authorize cash payments in exchange for any Equity Rights; or

     (h) enter into or amend any employment Contract between any SourceOne Company and any Person (unless such amendment is required by Law) that the SourceOne Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered and in accordance with the SourceOne Benefit Plans), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any SourceOne Company or make any material change in or to any existing employee benefit plans of any SourceOne Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP or make any material election with respect to Taxes; or

     (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of SourceOne for material money damages or restrictions upon the operations of SourceOne; or

     (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

     7.3 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect or an ePlus Material Adverse Effect as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.4 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. Any report that any Party, its respective Subsidiaries or Affiliates is responsible for filing with any Regulatory Authority in connection with the transaction contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present in all material respects the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

     8.1 Shareholders Matters. SourceOne shall solicit written consents in lieu of a Shareholders' Meeting or call a Shareholders' Meeting as soon as reasonably practicable for the purpose of obtaining approval of this Agreement, the Agreement of Merger and the Merger and such other related matters as it deems appropriate. In connection with such solicitation or Shareholders' Meeting, (i) the Board of Directors of SourceOne shall recommend to its shareholders the approval of the matters submitted for approval, and (ii) the Board of Directors and officers of SourceOne shall use their reasonable efforts to obtain such shareholders' approval. Each of the Shareholders agrees to execute promptly any written consent in lieu of a Shareholders' Meeting necessary for approval of this Agreement, the Agreement of Merger and the Merger and such other related matters as are deemed necessary to obtain shareholder approval of the Merger or to vote all of its shares of SourceOne Common Stock in favor of approval of this Agreement, the Agreement of Merger and the Merger and such other related matters as are deemed necessary to obtain shareholder approval of the Merger. The Shareholders also agree not to sell, pledge, transfer or otherwise dispose of any shares of SourceOne Common Stock which they hold prior to the Effective Time without the express written consent of ePlus. ePlus and SourceOne shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 Exchange Listing. ePlus shall list on the Nasdaq NMS, to the extent required by its rules and regulations, the shares of ePlus Common Stock to be issued to the holders of SourceOne Common Stock pursuant to the Merger, and ePlus shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

     8.3 Regulatory Filings; Required Consents. The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). Each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to the other Party which appears in any filing made with, or written materials submitted to, any Regulatory Authority or other Person in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Regulatory Authority or other Person and provide the other Party with an opportunity to participate in any meetings with a Regulatory Authority or other Person relating thereto. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. To the extent permitted by Law, the Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

     8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, ePlus and SourceOne shall file with the Secretary of State of the State of California in connection with the Closing the documents required to be filed pursuant to the applicable provisions of the CGCL.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement, provided that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6 Investigation and Confidentiality.

     (a) After the date hereof and prior to the Effective Time and subject to applicable Laws relating to the exchange of information, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties and of its financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under Section 10 of that certain Letter Agreement, dated January 19, 2001, by and among SourceOne, ePlus, and the Shareholders, which section is hereby reaffirmed and adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) SourceOne shall use its reasonable efforts to exercise its rights, and shall use its reasonable efforts not to waive any rights, under confidentiality agreements entered into with Persons who were considering an Acquisition Proposal with respect to SourceOne in order to preserve the confidentiality of the information relating to SourceOne provided to such Persons and their Affiliates and Representatives.

     (d) After the date hereof and prior to the Effective Time, each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a SourceOne Material Adverse Effect or an ePlus Material Adverse Effect, as applicable.

     8.7 Press Releases. SourceOne and ePlus shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither SourceOne nor any Affiliate thereof, nor any Representatives thereof shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither SourceOne nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but SourceOne may communicate information about such an Acquisition Proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised by outside counsel. SourceOne shall promptly advise ePlus following the receipt of any Acquisition Proposal and shall keep ePlus reasonably informed of the details and status thereof. SourceOne shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

     8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to knowingly take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 State Takeover Laws. If any "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of California (collectively, "Takeover Laws") shall become applicable to the transactions contemplated hereby, SourceOne and the members of the Board of Directors of SourceOne shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated hereby may be commenced as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effect of such statute or regulation on the transactions contemplated hereby, except, in each such case, to the extent required in the exercise of the fiduciary duties of the Board of Directors of SourceOne under applicable law as advised by independent counsel.

     8.11 Employee Benefits and Contracts. Following the Effective Time, ePlus and/or Surviving Corporation shall provide or cause to be provided that under each employee benefit plan, policy, program or arrangement where service is relevant to a determination of an employee's eligibility to participate, vesting, or level or amount of benefits (other than accrual of benefits under a defined benefit pension plan), employees of SourceOne who become employees and/or officers of ePlus and/or the Surviving Corporation shall be credited with their period of service with SourceOne prior to the Closing, to the extent permitted by applicable law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rules. Subject to approval of any insurance carrier (which approval ePlus and/or Surviving Corporation shall use best efforts to obtain) and to the extent consistent with applicable law and applicable tax qualification requirements, ePlus and/or the Surviving Corporation shall make available, or cause to be made available, to those employees and/or officers of SourceOne who become employees and/or officers of ePlus and/or the Surviving Corporation, medical, dental, disability and other welfare benefits plans and programs, to the extent the same is offered by ePlus and/or the Surviving Corporation generally to their similarly-situated employees and officers. In determining an employee's and/or officer's share of the cost of coverage under any plan or program of ePlus and/or the Surviving Corporation for the year in which the Closing occurs, ePlus and/or the Surviving Corporation shall make commercially reasonable efforts to credit the employee and/or officer with any pre-Closing copays and deductibles made by or on behalf of such employee and/or officer under each comparable plan maintained by SourceOne prior to the Effective Time for such year. ePlus shall not be required to have any preexisting condition limitation, actively-at-work requirement or similar limitation waived unless SourceOne or its successor entity) or the applicable insurance carrier makes available a HIPAA Certificate evidencing prior coverage under the corresponding or analogous SourceOne Benefit Plan.

ePlus shall not be required to credit any pre-Closing co-pays and deductibles made by or on behalf of such employees and/or officers of SourceOne who become employees and/or officers of ePlus and/or Surviving Corporation unless SourceOne (or its successor entity) or the applicable insurance carrier provides written documentation of the amount of any such expenses incurred by or on behalf of such employees and/or officers. ePlus also shall, or shall cause Surviving Corporation to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.11 of the SourceOne Disclosure Memorandum between SourceOne and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the SourceOne Benefit Plans.

     (b) If requested by ePlus, SourceOne shall, prior to the Closing Date, terminate any one or more of the SourceOne Benefit Plans and shall cease making contributions to any such SourceOne Benefit Plans, provided that, as conditions of such termination (i) SourceOne's employees who become employees of ePlus and/or the Surviving Corporation shall receive employee benefits which in the aggregate are comparable to those provided from time to time by ePlus and its subsidiaries to their respective similarly situated employees; and (ii) SourceOne's employees shall be eligible to participate in ePlus' 401(k) plan immediately following the Closing Date, subject to compliance with the eligibility provisions of such plan. To the extent ePlus does not request the termination of SourceOne's 401(k) plan prior to the Closing Date, ePlus shall remove Robert Nash as trustee of the SourceOne 401(k) Plan and appoint a new trustee effective immediately after the Effective Time.

     8.12 Indemnification.

     (a) After the Effective Time, ePlus will, or will cause Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of SourceOne (solely in their capacities as such) in respect of acts or omissions occurring on or prior to the Effective Time (including the transactions contemplated by this Agreement) to the extent such officer or director had a right to such indemnification under SourceOne's Articles of Incorporation, Bylaws or under a Contract with SourceOne, in each case in effect on the date hereof, and will, or will cause Surviving Corporation to, honor any such rights to indemnification or exculpation found in such documents. In addition, ePlus will not, and will not allow Surviving Corporation to, amend, repeal or otherwise modify SourceOne's or the Surviving Corporation's Articles of Incorporation, Bylaws or equivalent organizational documents, or any Contract relating to indemnification of the present and former officers and directors of SourceOne, in any manner that would adversely affect the rights thereunder of such individuals, unless such modification is required by applicable Law, and will ensure, or will cause the Surviving Corporation to ensure, that such documents will contain provisions with respect to exculpation and indemnification that are at least as favorable to such officers and directors as those contained in such Articles of Incorporation, Bylaws and Contracts (as in effect on the date hereof), unless required to be modified by applicable Law.

     (b) Any Person wishing to claim indemnification under paragraph (a) of this
Section 8.12 (each, an "Indemnified Party"), upon learning of any such Liability or Litigation, shall promptly notify ePlus thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time),
(i) ePlus shall have the right to assume the defense thereof and ePlus shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if ePlus elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between ePlus and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and ePlus shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that ePlus shall be obligated pursuant to this paragraph 8.12(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) ePlus shall not be liable for any settlement effected without its prior written consent; and provided further that ePlus shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (c) If ePlus or the Surviving Corporations or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, ePlus shall, and shall cause the Surviving Corporation or their respective successors and assigns, to ensure that proper provision is made so that the successors and assigns of ePlus and/or the Surviving Corporation shall fully and completely assume the obligations set forth in this Section 8.12.

     (d) SourceOne shall use its reasonable efforts to cause each of the directors and officers of SourceOne and each other Person who is party to an indemnification agreement with SourceOne to execute and deliver to ePlus1010 Claims Letters, substantially in the form of Exhibit 4 attached hereto ("Claims Letters").

     8.13 Personal Guarantees. ePlus will use its best efforts to cause the termination of the personal guarantees of the Shareholders relating to
SourceOne's business listed in Section 8.13 of the SourceOne Disclosure Memorandum (the "Personal Guarantees") by the Effective Time; provided that, if the Shareholders waive the closing condition set forth in Section 9.3(g) of this Agreement, ePlus agrees to indemnify the Shareholders against any liability arising from such Personal Guarantees after the Effective Time until they are terminated.

     8.14 Restrictions on Conduct.

     (a) General. Executives, SourceOne and ePlus understand and agree that the purpose of the provisions of this Section 8.14 is to protect legitimate business interests of SourceOne and ePlus, as more fully described below, and is not intended to impair or infringe upon either Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Each Executive hereby acknowledges that the post-employment restrictions set forth in this Section 8.14 are reasonable and that they do not, and will not, unduly impair the ability of Executive to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein, each Executive agrees to be subject to the restrictions set forth in this Section 8.14.

     (b) Restrictive Covenants.

          (i) Restriction on Disclosure and Use of Confidential Information. Each Executive understands and agrees that the Confidential Information constitutes a valuable asset of SourceOne and its affiliated entities, and may not be converted to Executives' own use. Accordingly, each Executive hereby agrees that Executive shall not, directly or indirectly, at any time during or after the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by SourceOne any Confidential Information, and shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of SourceOne, ePlus or their Subsidiaries and Affiliates. The parties acknowledge and agree that this
     Section 8.14 is not intended to, and does not, alter either SourceOne's rights or either Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

          Anything herein to the contrary notwithstanding, Executives shall not be restricted from disclosing or using Confidential Information that: (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Executive in violation of this Agreement; (b) becomes available to either Executive in a manner that is not in contravention of applicable law from a source (other than ePlus, SourceOne or their affiliated entities or one of their officers, employees, agents or representatives) that is not bound by a confidential relationship with ePlus, SourceOne or their affiliated entities or by a confidentiality or other similar agreement; (c) was known or becomes known to either Executive on a non-confidential basis from a person (other than SourceOne or its affiliated entities or one of its or their officers, employees, agents or representatives) who has no obligation (pursuant to applicable law or a confidentiality or other similar agreement) to keep such information confidential before its disclosure to either Executive; or (d) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure by either Executive is required by law, such Executive shall provide SourceOne with prompt notice of such requirement so that SourceOne may seek an appropriate protective order prior to any such required disclosure by such Executive.

          (ii) Noncompetition with SourceOne and ePlus. The parties acknowledge:
     (A) that each Executive's services for SourceOne will require special expertise and talent in the provision of Competitive Services and that each Executive has had and will continue to have substantial contacts with customers of SourceOne and ePlus; (B) that each Executive will be placed in a position of trust and responsibility with SourceOne and he has had and will continue to have access to a substantial amount of Confidential Information and that SourceOne is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with SourceOne and ePlus during the Restricted Period; (C) that due to his management duties, each Executive has been and will continue to be the repository of a substantial portion of the goodwill of SourceOne and would have an unfair advantage in competing with SourceOne; (D) that due to each Executive's special experience and talent, the loss of either Executive's services to SourceOne and ePlus cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that each Executive is capable of competing with SourceOne; and (F) that each
     Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Section
     8.14. In consideration of the compensation and benefits being paid and to be paid by SourceOne and the substantial consideration paid by ePlus to each Executive for his SourceOne Common Stock, each Executive hereby agrees that, during the Restricted Period and within the Restricted Territory, neither Executive, unless acting in accordance with ePlus' prior written consent, will directly or indirectly, on his own or on behalf of any Person
     (i) provide any Competitive Services, or (ii) be affiliated with (as a Principal or Representative) any Person engaged, in whole or in part, in the provision of Competitive Services in a capacity where such Executive's duties or responsibilities for such Person will include strategic planning, policymaking or management; provided, however, that the provisions of this
     Section 8.14 shall not be deemed to prohibit the ownership by either Executive of any securities of SourceOne or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended. Executives acknowledge that (x) the provisions of this Section 8.14(b)(ii) are reasonable and necessary to protect the legitimate interests of ePlus and SourceOne and (y) any violation of this
     Section 8.14(b)(ii) will result in irreparable injury to ePlus and SourceOne and damages at law would not be reasonable or adequate compensation to ePlus and SourceOne for a violation of thereof.

          (iii)Nonsolicitation of Protected Employees. Executives understand and agree that the relationship between ePlus and SourceOne and each of their Protected Employees constitutes a valuable asset of ePlus and SourceOne and may not be converted to Executives' own use. Accordingly, Executives hereby agree that during the Restricted Period, neither Executive shall directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with ePlus or SourceOne or to enter into employment with any other Person who provides or sells Competing Services.

          (iv) Restriction on Relationships with Protected Clients. Executives understand and agree that the relationship between ePlus and SourceOne and each of their Protected Clients constitutes a valuable asset of ePlus and SourceOne and may not be converted to Executives' own use. Accordingly, Executives hereby agree that, during the Restricted Period, neither Executive shall, without the prior written consent of ePlus, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person or otherwise, solicit a Protected Client for the purpose of providing or selling Competitive Services.

     (c) Enforcement of Restrictive Covenants.

          (i) Rights and Remedies Upon Breach. In the event either Executive breaches, or threatens to commit a breach of, any of the provisions of the restrictive covenants contained in this Section 8.14 (the "Restrictive Covenants"), ePlus and/or SourceOne shall have the right and remedy to enjoin, preliminarily and permanently, such Executive from violating or threatening to violate the Restrictive Covenants and to have the
     Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to ePlus or SourceOne and that money damages would not provide an adequate remedy. The foregoing right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to ePlus or SourceOne at law or in equity.

          (ii) Severability of Covenants. Executives acknowledge and agree that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. The court is further authorized to enforce, construe, or interpret the Restrictive Covenants in a manner that will reasonably protect SourceOne's and ePlus' legitimate business interests.

          (iii)Reformation. The parties hereunder agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

     8.15 Restrictions on Transfer.

     (a) Prior to any proposed transfer of any Merger Shares, the Holder thereof shall give written notice to ePlus of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by ePlus, shall be accompanied by an opinion of counsel reasonably satisfactory to ePlus to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Merger Shares in accordance with the terms of its notice. Each certificate issued in connection with a transfer of Merger Shares as above provided shall bear the legend set forth in Section 8.15(b), except that such certificate or instrument shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Merger Shares in a public sale without registration under the Securities Act.

     (b) Each certificate evidencing Merger Shares issued to any Holder in connection with the Merger shall bear a legend in substantially the following form:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

     (c) In the event that any Merger Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, ePlus shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such Merger Shares without the legend required by Section 8.15(b) hereof endorsed thereon.

     8.16  Follow-On  Merger.   ePlus,  ePlus  Technology,   SourceOne  and  the
Shareholders agree that they will each use their best efforts, as promptly as possible following the Effective Time, to consummate the Follow-On Merger.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and the Agreement of Merger and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 12.6 of this Agreement:

     (a) Shareholder Approval. The shareholders of SourceOne shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect or an ePlus Material Adverse Effect.

     (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Exchange Listing. To the extent required by rule or regulation, the shares of ePlus Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     9.2 Conditions to Obligations of ePlus. The obligations of ePlus to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by ePlus pursuant to Section 12.6(a) of this Agreement:

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of SourceOne set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of SourceOne set forth in Sections 5.3 and 5.21 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of SourceOne set forth in Sections 5.18 and 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of SourceOne set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a SourceOne Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "SourceOne Material Adverse Effect," or variations thereof, or to the "Knowledge" of SourceOne or to a matter being "known" by SourceOne shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of SourceOne to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. SourceOne shall have delivered to ePlus (i) a certificate, dated as of the Effective Time and signed on its behalf by a duly authorized officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and

(ii) certified copies of the resolutions duly adopted by SourceOne's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ePlus and its counsel shall request.

     (d) Claims Letters. Each of the directors and officers of SourceOne and each other Person who is party to an indemnification agreement with SourceOne shall have executed and delivered to ePlus a Claims Letter.

     (e) Legal Opinion. ePlus shall have received two written opinions, dated as of the Effective Time, one of Terra Law LLP, counsel to SourceOne, and one of Morrison & Foerster LLP, special counsel to SourceOne, in substantially the form of Exhibit 5 and Exhibit 6, respectively.

     (f) Escrow Agreement. The Shareholders and the Escrow Agent (as defined in the Escrow Agreement) shall have executed and delivered to ePlus the Escrow Agreement

     (g) Termination of SourceOne Stock Plans. SourceOne shall have terminated the SourceOne Stock Plans and other benefit plans and shall have provided ePlus with evidence of its termination of the SourceOne Stock Plans and other benefit plans.

     (h) Tax Matters. ePlus shall have received a written opinion from Alston & Bird LLP, in form reasonably satisfactory to ePlus, dated the Closing Date, substantially to the effect that the Mergers, considered together, should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of ePlus and SourceOne and the Shareholders reasonably satisfactory in form and substance to such counsel.

     (i) Employment Agreements. ePlus and each of Robert Nash and R. Wesley Jones shall have entered into the employment agreements in substantially the form of Exhibit 7 and Exhibit 8 , respectively, to this Agreement.

     (j) SourceOne Equity. SourceOne's owner's equity, as shown on the SourceOne Financial Statements delivered pursuant to Section 5.5 of this Agreement and calculated in accordance with GAAP, as of the last day of the month immediately preceding the Closing Date shall be at least $700,000.

     9.3 Conditions to Obligations of SourceOne. The obligations of SourceOne to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SourceOne pursuant to Section 12.6(b) of this Agreement:

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of ePlus set forth in this Agreement shall be assessed as of the date of this Agreement and as of the
Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of ePlus set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of ePlus set forth in Section 6.10 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of ePlus set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.10) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an ePlus Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "ePlus Material Adverse Effect," or variations thereof, or to the "Knowledge" of ePlus or to a matter being "known" by ePlus shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of ePlus to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. ePlus shall have delivered to SourceOne (i) a certificate, dated as of the Effective Time and signed on its behalf by a duly authorized officer to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
(ii) certified copies of resolutions duly adopted by ePlus' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SourceOne and its counsel shall request.

     (d) Legal Opinion. SourceOne shall have received a written opinion, dated as of the Effective Time, of counsel to ePlus, in substantially the form of
Exhibit 9.

     (e) Tax Matters. SourceOne shall have received a written opinion from Alston & Bird LLP, in form reasonably satisfactory to SourceOne, dated the Closing Date, substantially to the effect that the Mergers, considered together, should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and ePlus and SourceOne will be "parties to a reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of ePlus and SourceOne and the Shareholders reasonably satisfactory in form and substance to such counsel.

     (f) Escrow Agreement. ePlus and the Escrow Agent (as defined in the Escrow Agreement) shall have executed and delivered the Escrow Agreement.

     (g) Personal Guarantees. The Personal Guarantees shall have been terminated and the Shareholders shall have no liability thereunder.

                                   ARTICLE 10
                                   TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of SourceOne, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of the Board of Directors of ePlus and the Board of Directors of SourceOne; or

     (b) By the Board of Directors of either SourceOne or ePlus (provided that the terminating Party is not then in material breach of any covenant or other agreement contained in this Agreement) in the event of a breach or inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach or inaccuracy and which breach or inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of SourceOne and Section 9.3(a) of this Agreement in the case of ePlus; or

     (c) By the Board of Directors of either SourceOne or ePlus (provided that the terminating Party is not then in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By the Board of Directors of either SourceOne or ePlus in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of SourceOne fail to vote their approval of the matters submitted for the approval by such shareholders upon their solicitation or at the Shareholders' Meeting; or

     (e) By the Board of Directors of either SourceOne or ePlus in the event that the Merger shall not have been consummated by September 30, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect and there shall be no liability or obligation on the part of ePlus, Merger Sub, SourceOne, the Shareholders, or their respective officers, directors, stockholders, representatives or affiliates, except that (a) the provisions of this Section 10.2, Article 11,
Article 12 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (b) a termination pursuant to Sections 10.1(b) or 10.1(c) of this Agreement shall not relieve the breaching Party from Liability for an uncured breach of a representation, warranty, covenant, or agreement due to the willful misconduct or fraud of such breaching Party and giving rise to such termination; provided that, in any event, the Parties' Liability for any Losses caused by an uncured breach of a representation, warranty, covenant, or agreement giving rise to a termination (excluding breaches resulting from the willful misconduct or fraud of such breaching Party for which Liability shall be unlimited) shall in no instance exceed the reasonable and actual costs and expenses of the non-breaching Party in negotiating this Agreement and the transactions hereunder through the termination date.


                                   ARTICLE 11
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

     11.1 Survival of Representations and Warranties.

     (a) All representations, warranties, agreements and covenants made or undertaken by the Parties in this Agreement are material, have been relied upon by the other Parties, shall survive the Effective Time hereunder, shall not merge in the performance of any obligation by any party hereto and shall terminate and expire (i) with respect to any "General Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to Section
11.4 of this Agreement on the first anniversary of the Effective Time; provided that notwithstanding the above, the covenants in Section 3.1(c) and in this
Article 11 shall terminate and expire on the first anniversary of the date on which such covenant or agreement is to be performed hereunder; and (ii) with respect to any "Tax Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to Section 11.4 of this Agreement, on the later of (x) the date upon which the Liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (y) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitation. As used in this Agreement, the following terms have the following meanings:

          (1) "General Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by (i)

     SourceOne or any Shareholder, or (ii) ePlus pursuant to this Agreement; provided that a "General Claim" shall not include any Tax Claim; and

          (2) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by SourceOne or any Shareholder pursuant to this Agreement related to any Taxes.

     (b) SourceOne and the Shareholders acknowledge and agree that ePlus has performed and intends to perform such investigation of SourceOne, SourceOne's business and Assets as it may deem necessary or appropriate; however, no investigation by ePlus will diminish or obviate any of the representations, warranties, covenants, or agreements made or to be performed by SourceOne or the Shareholders pursuant to this Agreement or ePlus' right to fully rely upon such representations, warranties, covenants, and agreements, except as otherwise provided herein.

     11.2 Obligation of the Shareholders to Indemnify. The Shareholders jointly and severally agree to indemnify ePlus against, and hold ePlus harmless from, all Losses asserted against, imposed upon or incurred by ePlus by reason of, resulting from, arising out of, based upon or otherwise in respect of the following notwithstanding any actual or alleged negligence of ePlus:

     (a) any breach or inaccuracy in any representation or warranty made by SourceOne or any Shareholder pursuant to this Agreement; provided that for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "SourceOne Material Adverse Effect" or to the "Knowledge" of SourceOne or the Shareholders or variations of such terms shall be deemed not to include such qualifications; or

     (b) any breach of any covenant or agreement made or to be performed by any Shareholder pursuant to this Agreement.

     11.3 Obligation of ePlus to Indemnify. ePlus agrees to indemnify each Shareholder against, and hold each of them harmless from, all Losses asserted against, imposed upon or incurred by such Shareholder by reason of, resulting from, arising out of, based upon or otherwise in respect of the following notwithstanding any actual or alleged negligence of any Shareholder:

     (a) any breach or inaccuracy in any representation or warranty made by ePlus pursuant to this Agreement; provided that for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "ePlus Material Adverse Effect" or to the "Knowledge" of ePlus or variations of such terms shall be deemed not to include such qualifications; or

     (b) any breach of any covenant or agreement made or to be performed by ePlus pursuant to this Agreement.

     11.4 Notice of Loss or Asserted Liability. Promptly after (i) becoming aware of circumstances that have resulted in a Loss for which any Person or Persons entitled to indemnification pursuant to Section 11.2 or 11.3 of this Agreement intends to seek indemnification under such Section (the "Party Seeking Indemnification") or (ii) receipt by the Party Seeking Indemnification of written notice of any demand, claim, or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any Litigation that may result in a Loss (an "Asserted Liability"), the Party Seeking Indemnification shall give notice thereof (the "Claims Notice") to any other party or parties obligated to provide indemnification pursuant to Section 11.2 or 11.3 of this Agreement (the "Indemnifying Party") and, during the period of Escrow, to the Escrow Agent. The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (reasonably estimated, if necessary) of the Loss that has been or may be suffered by the Party Seeking Indemnification, the date each such item was paid, or properly accrued in accordance with GAAP or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related and the specific representation, warranty or covenant alleged to have been the subject of such misrepresentation, breach or claim, and shall be signed by an officer of the Party Seeking Indemnification, to the extent appropriate. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Section 11.4, the Party Seeking Indemnification nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party has not established that it has been prejudiced by such late receipt of the Claims Notice. Notwithstanding the foregoing sentence, however, if the Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Party Seeking Indemnification, the Party Seeking Indemnification shall only be entitled to indemnification by the Indemnifying Party to the extent that the Party Seeking Indemnification has established that the Indemnifying Party has not been prejudiced by such compromise or payment.

     11.5 Opportunity to Contest. The Indemnifying Party may elect to compromise or contest, at its own expense and with counsel reasonably acceptable to the Party Seeking Indemnification, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Party Seeking Indemnification and the Escrow Agent of its intent to do so by sending a notice to the Party Seeking Indemnification (the "Contest Notice"), and the Party Seeking Indemnification shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Party Seeking Indemnification of its election as herein provided or contests its obligation to indemnify under this Agreement, the Party Seeking Indemnification (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted

Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 11.5 to the contrary notwithstanding, (i) the Party Seeking Indemnification shall have the right, at its own cost and for its own account, to compromise or contest any Asserted Liability, and (ii) the
Indemnifying Party shall not, without the Party Seeking Indemnification's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Party Seeking Indemnification from all Liability in respect of such Asserted Liability. In any event, the Party Seeking Indemnification and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Each of SourceOne, the Shareholders, and ePlus shall cooperate fully with the others as to all Asserted Liabilities, shall make available to the others as reasonably requested all information, records and documents relating to all Asserted Liabilities and shall preserve all such information, records and documents until the termination of any Asserted Liability. To the extent reasonably practicable, each of SourceOne, the Shareholders and ePlus also shall make available to the others, as reasonably requested, its personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents or who may have particular Knowledge with respect to any Asserted Liability.

     11.6 Limitations on Indemnification.

     (a) The Indemnifying Parties shall have no liability with respect to the matters described in clauses (a) or (b) of Sections 11.2 or 11.3 of this Agreement until the total of all Losses with respect thereto exceeds $100,000 (the "Threshold Amount") and then only for the amount by which such Losses exceed $100,000; provided, however, that this limitation shall not apply to any Loss due to any inaccuracy of the representation contained in Section 5.21 of this Agreement or to ePlus' indemnification obligations contained in Section
8.13 of this Agreement. The aggregate liability of all SourceOne Indemnifying Parties, on the one hand, and all ePlus Indemnifying Parties on the other hand, with respect to matters described in clauses (a) or (b) of Section 11.2 or 11.3 of this Agreement shall be limited to $1,500,000 each; provided, however, that this limitation shall not apply to ePlus' indemnification obligations contained in Section 8.13 of this Agreement.

     (b) The limitations set forth in this Section 11.6 shall not apply to any Losses occasioned by the willful misconduct or fraud of any Indemnifying Party, and the Indemnifying Party shall be liable for all Losses with respect thereto. No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct or fraud of such party.

     (c) ePlus shall not proceed against the Shareholders directly until the earlier of the expiration of the Escrow or the distribution of all amounts in the Escrow in accordance with the Escrow Agreement; provided, that the Shareholders do not contest the distribution of the amounts in Escrow when a claim against such amount is made by ePlus. For the purpose of compensating ePlus for its Losses pursuant to this Agreement, (i) the Escrowed Cash and Escrowed Shares shall be distributed to ePlus on a pro rata basis from the

Escrow and (ii) all Escrowed Shares in the Escrow shall be valued at $8.00 per share (the "Valuation Price"); provided, that the Valuation Price shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable or exercisable for ePlus Common Stock), reclassification, reorganization, recapitalization or other like change with respect to ePlus Common Stock occurring after the date hereof. After the expiration of the Escrow, the Shareholders shall have the option, in their sole discretion, to compensate ePlus for any Losses successfully claimed under this Agreement using (i) cash or (ii) shares of ePlus Common Stock valued at the Valuation Price; provided, that the Valuation Price shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable or exercisable for ePlus Common Stock), reclassification, reorganization, recapitalization or other like change with respect to ePlus Common Stock occurring after the date hereof .

     11.7 Subrogation Rights. In the event that the Indemnifying Party shall be obligated to indemnify the Party Seeking Indemnification pursuant to this
Article 11 the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Party Seeking Indemnification with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 11 in connection with such Loss.

     11.8 Insurance and Taxes. The Liability of the Indemnifying Party with respect to any Loss shall be reduced by (i) any insurance proceeds received and
(ii) any tax benefit received by the Party Seeking Indemnification as a result of any Losses upon which such indemnification claim is based.

     11.9 Indemnification Payments. Subject to the terms hereof and unless contested in good faith, an Indemnifying Party shall pay to the Party Seeking Indemnification the full amount of any and all Losses (other than Losses resulting from an Asserted Liability) under this Article 11 within 30 days of receipt of the Claims Notice thereof and the full amount of any Loss resulting from an Asserted Liability within 30 days of the date such Litigation is terminated or the date a final judgment or award is rendered and no appeal is taken, and thereafter the amount of such Loss shall bear interest at a rate equal to 10% per annum.

     11.10 Indemnification Exclusive Remedy. If the Effective Time occurs, except for remedies based upon willful misconduct or fraud, the remedies provided in this Article 11 and the Escrow Agreement constitute the sole and exclusive remedies for recovery against a party to this Agreement.

     11.11 Arbitration. All disputes arising under this Article 11 (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnifying Party, and the Party Seeking Indemnification and in accordance with the Commercial Arbitration Rules of the American

Arbitration Association. The arbitration shall be held in such place in Herndon, Virginia as may be specified by the arbitrator (or any place agreed to by the Indemnifying Party, the Party Seeking Indemnification and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 11; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Indemnifying Party or the Party Seeking Indemnification or in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnifying Party as one party and the Party Seeking Indemnification as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.


                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a 10% or more equity interest in, or 10% or more of the Assets of, such Party or any of its Subsidiaries.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Reorganization, including the SourceOne Disclosure Memorandum and Exhibits delivered pursuant hereto and incorporated herein by reference.

          "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "CGCL" shall mean the California General Corporation Law, as amended.

          "Competitive Services" means any product, service, software, or technical service provided by or sold by ePlus, SourceOne, or any other activity that generates material revenues for ePlus or SourceOne or their Subsidiaries on or prior to the Determination Date.

          "Confidential Information" means any confidential or proprietary information possessed by SourceOne or its affiliated entities or relating to its or their business, including without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under any applicable federal, state or local law.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate , revoke, or adversely change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default has or is reasonably likely to have, individually or in the aggregate, a SourceOne Material Adverse Effect, with respect to SourceOne or an ePlus Material Adverse Effect, with respect to ePlus.

          "Determination Date" means the date of termination of employment with SourceOne of the Executive.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ePlus Common Stock" shall mean the $.01 par value common stock of ePlus.

          "ePlus Companies" shall mean, collectively, ePlus and all ePlus Subsidiaries.

          "ePlus Financial Statements" shall mean (i) the consolidated statements of condition balance sheets (including related notes and schedules, if any) of ePlus as of March 31, 2001 and 2000, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the years ended March 31, 2001, 2000, and 1999 as filed by ePlus in SEC Documents, and (ii) the consolidated statements of condition of ePlus (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 2001.

          "ePlus Material Adverse Effect" shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, condition (financial or otherwise) or results of operations of ePlus and its Subsidiaries, taken as a whole, or (ii) the ability of ePlus to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, provided that none of the following shall be taken into account in determining whether there has been or will be, an "ePlus Material Adverse Effect": (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting the industries as a whole in which ePlus participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where ePlus has material operations or sales, or changes in GAAP, (b) any adverse change, effect, event, occurrence, state of facts or development demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors, or employees of ePlus to, this Agreement or any of the transactions contemplated by this Agreement, (c) a failure of ePlus to meet the revenue or earnings predictions of equity analysts (as reflected in the First Call consensus estimate), or any other published revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, in and of itself (d) changes in the market price or trading volume of ePlus Common Stock, in and of itself or
     (e) actions and omissions of any ePlus Company taken with the prior informed written Consent of SourceOne in contemplation of the transactions contemplated hereby.

          "ePlus Preferred Stock" shall mean the $.01 par value preferred stock of ePlus.

          "ePlus Subsidiaries" shall mean the Subsidiaries of ePlus and any corporation or other organization acquired as a Subsidiary of ePlus in the future and owned by ePlus at the Effective Time.

          "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Right.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Executives" means Robert Nash and R. Wesley Jones.

          "Exhibits" 1 through 9, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP"  shall  mean  United  States  generally   accepted   accounting
     principles, consistently applied during the periods involved.

          "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil

     (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls) but specifically excluding ordinary office and cleaning supplies.

          "Holder" shall mean any holder of Merger Shares.

          "Intellectual Property" shall mean the following items: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof;
     (ii) trademarks, service marks, trade dress, domain names, maskworks, logos, trade names and corporate names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith; (iv) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (v) computer software, together with all translations, adaptations, derivations and combinations thereof (including data and related documentation); (vi) all other proprietary rights; and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the actual personal knowledge of the chairman, president, or chief financial officer of such Person and, in the case of the SourceOne, shall include each of the Shareholders.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for Taxes not yet due and payable, (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien, (iii) Liens of mechanics or material men securing obligations incurred in the ordinary course of business that are not yet due and payable, (iv) good faith security deposits made in the ordinary course of business to secure performance under lease agreements, and (v) Liens permitted by this Agreement.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or written notice by any Person alleging potential Liability relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loss" shall mean any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, losses, damages, liabilities, costs, expenses (including without limitation, (i) interest, penalties, and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Effective Time or thereafter, but excluding punitive, exemplary, speculative, incidental or consequential damages (including, but not limited to, lost income and profits and interruptions of business).

          "Merger Shares" shall mean (A) the shares of ePlus Common Stock issued to the Shareholders under this Agreement, and (B) any securities of ePlus issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of ePlus Common Stock referred to in clause (A); provided, that Merger Shares shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act, or (iii) such securities as are acquired by ePlus or any of its Subsidiaries.

          "Merger Sub" shall mean the newly-formed, wholly-owned subsidiary of ePlus to be organized to effect the Merger under the Laws of the State of California and with the name of SCC Merger Subsidiary, Inc.

          "Merger Sub Common Stock" shall mean the no par value common stock of Merger Sub.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq NMS" or "Nasdaq National Market" shall mean the National Market System of The Nasdaq Stock Market.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Operating Properties" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity).

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "Party" shall mean either SourceOne and, the Shareholders, on the one hand, or ePlus, on the other hand, and "Parties" shall mean all of SourceOne, the Shareholders and ePlus.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Plan of Merger" shall mean the plan of merger by and between SourceOne and ePlus Technology, substantially in the form attached hereto as Exhibit 2.

          "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

          "Protected Clients" any person that (i) obtained Competitive Services from SourceOne or ePlus within one (1) year prior to the Determination Date, or (ii) of whom Executive gained knowledge through the use or disclosure of Confidential Information during Executive's employment with SourceOne.

          "Protected Employees" means employees of SourceOne or ePlus who were employed by SourceOne or ePlus any time within six (6) months prior to the Determination Date.

          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

          "Restricted Period" means the period beginning on the Effective Date and (i) ending on the second anniversary of the Determination Date in the case of any termination of Executive's employment by SourceOne, ePlus or their respective successors and assigns for Cause ( as defined in Executive's employment agreement) or by Executive without Good Reason ( as defined in Executive's employment agreement); (ii) ending on the date of Executive's last severance payment pursuant to Section 7(a)(iii) of his employment agreement in the case of any termination of Executive's employment by Executive for Good Reason (as defined in Executive's employment agreement) or by SourceOne, ePlus or their respective successors and assigns for any reason other than for Cause.

          "Restricted Territory" means the area which is within a 150 mile radius of any office of SourceOne in existence as of the Effective Date.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholders' Meeting" shall mean the meeting of the shareholders of SourceOne to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SourceOne AAA Account" shall mean the accumulated adjustment account of SourceOne, which is a component of owner's equity.

          "SourceOne Common Stock" shall mean the no par value common stock of SourceOne.

          "SourceOne Disclosure Memorandum" shall mean the written information entitled "SourceOne Disclosure Memorandum" delivered prior to the date of this Agreement to ePlus describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. SourceOne shall use reasonable efforts to specifically include cross-references in such Disclosure Memorandum when information disclosed with respect to one Section or subsection shall also be disclosed under another Section or subsection of the Agreement; provided that if an item or information is disclosed in a certain Section or subsection in such a way as to make its relevance to the disclosure required by another Section or subsection reasonably apparent, the matter shall be deemed to have been disclosed in such other Section or subsection, notwithstanding the omission of a specific cross-reference to such other Section or subsection. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

          "SourceOne Financial Statements" shall mean the consolidated balance sheets (including related notes and schedules, if any) of SourceOne, and the related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) for (i) the period beginning January 1, 2001 and ending the last day of the whole month that immediately precedes the Effective Time, and (ii) each of the three fiscal years ended December 31, 2000, 1999, and 1998, all prepared in accordance with GAAP.

          "SourceOne Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, condition (financial or otherwise) or results of operations of SourceOne, taken as a whole, or (ii) the ability of SourceOne or any

     Shareholder to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, ; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, provided that none of the following shall be taken into account in determining whether there has been or will be, a "SourceOne Material Adverse Effect" : (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting the industries as a whole in which SourceOne participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where SourceOne has material operations or sales, or changes in GAAP, (b)
     demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors, or employees of SourceOne to, this Agreement or any of the transactions contemplated by this Agreement, (c) the failure to meet internal forecasts or projections in and of itself; or (d) actions and omissions of SourceOne taken with the prior informed written Consent of ePlus in contemplation of the transactions contemplated hereby.

          "SourceOne Stock Plans" shall mean the existing stock option and other stock-based compensation plans of SourceOne.

          "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "Surviving   Corporation"   shall  mean  SourceOne  as  the  surviving
     corporation resulting from the Merger.

          "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

      Asserted Liability.....................................Section 11.4
      Claims Letters.........................................Section  8.12(d)
      Claims Notice..........................................Section 11.4
      Closing................................................Section  1.2
      Closing Date...........................................Section  1.2
      Contest Notice.........................................Section 11.5
      Effective Time.........................................Section  1.3
      ePlus SEC Reports......................................Section  6.4(a)
      Escrow Agent...........................................Section  4.3
      Escrow Agreement.......................................Section  4.3
      Escrowed Cash..........................................Section  4.3
      Escrowed Shares........................................Section  4.3
      Follow-On Merger.......................................Section  1.4
      General Claim..........................................Section 11.1(a)(1)
      Indemnified Party......................................Section  8.12(b)
      Indemnifying Party.....................................Section 11.4
      Merger.................................................Section 1.1
      Mergers................................................Section  1.4
      Party Seeking Indemnification..........................Section 11.4
      Per Share Merger Consideration.........................Section  3.1(c)
      Personal Guarantees....................................Section  8.13
      Restrictive Covenants..................................Section  8.14(c)(i)
      Rule 501...............................................Section  5.19(e)
      SourceOne Benefit Plans................................Section  5.13(a)
      SourceOne Contracts....................................Section  5.14
      SourceOne ERISA Affiliate..............................Section  5.13(e)
      SourceOne ERISA Plan...................................Section  5.13(a)
      SourceOne Pension Plan.................................Section  5.13(a)
      Stock Exchange Ratio...................................Section  3.1(c)
      Takeover Laws..........................................Section  8.10
      Tax Claim..............................................Section 11.1(a)(2)
      Threshold Amount.......................................Section 11.6(a)
      Valuation Price........................................Section 11.6(c)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     12.2 Expenses.

     (a) Except as otherwise provided in this Section 12.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder including, but not limited to, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however that such costs and expenses of the Shareholders shall be paid by SourceOne. Notwithstanding the foregoing, if SourceOne shall terminate the Agreement pursuant to Section 10.1 (b), (c) or (e), or if ePlus shall terminate the Agreement for reasons other than those stated in Sections 10.1 (a), (b), (c),
(d) or (e) and (1) SourceOne has delivered the SourceOne Financial Statements as required herein and all representations and warranties concerning such SourceOne Financial Statements and any other financial information provided to ePlus are accurate, correct and complete in all material respects as of the termination date and (2) SourceOne has not declared bankruptcy as of the date of such termination, then ePlus shall reimburse SourceOne for the cost and expenses associated with the auditing of the SourceOne Financial Statements up to a maximum amount of $50,000.

     (b) Nothing contained in this Section 12.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     12.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by SourceOne or ePlus, each of SourceOne and ePlus, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     12.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than (i) Sections 7, 10 and 12 of the Letter of Intent, dated January 19, 2001, by and among SourceOne, ePlus and the Shareholders which shall remain in effect and (ii) the representations and agreements contained in the letter agreement between

SourceOne and ePlus, dated October 2, 2001. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.12 of this Agreement.

     12.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of SourceOne Common Stock will be exchanged for ePlus Common Stock and/or the right to receive cash consideration shall not be amended after the approval of the Shareholders (whether by solicitation or at the Shareholders' Meeting) without the requisite approval of the holders of the issued and outstanding shares of SourceOne Common Stock entitled to vote thereon.

     12.6 Waivers.

     (a) Prior to or at the Effective Time, ePlus, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SourceOne, to waive or extend the time for the compliance or fulfillment by SourceOne of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ePlus under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of ePlus except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

     (b) Prior to or at the Effective Time, SourceOne, acting through its Board of Directors shall have the right to waive any Default in the performance of any term of this Agreement by ePlus, to waive or extend the time for the compliance or fulfillment by ePlus of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SourceOne under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SourceOne except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     12.7  Assignment.  Except as expressly  contemplated  hereby,  neither this

Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     12.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              SourceOne:                       SOURCEONE COMPUTER CORPORATION
                                               c/o Robert Nash
                                               1742 McBain Avenue
                                               San Jose, California 95125

              Copy to Counsel:                 MORRISON & FOERSTER, LLP
                                               755 Page Mill Road
                                               Palo Alto, California 94304
                                               Fax:  (650) 494-0792
                                               Attention: Stephanie J. Millet

              Copy to Counsel:                 TERRA LAW LLP
                                               60 South Market Street
                                               Second Floor
                                               San Jose, California 95113-2336
                                               Fax:  (408) 998-4895
                                               Attention: William Myers

              ePlus:                           EPLUS, INC.
                                               400 Herndon Parkway
                                               Herndon, Virginia  20170
                                               Fax: (703) 834-5710
                                               Attention: Kleyton L. Parkhurst
                                                          Senior VP, Secretary
                                                          and Treasurer

              Copy to Counsel:                 ALSTON & BIRD LLP
                                               North Building, 11th Floor
                                               601 Pennsylvania Avenue, N.W.
                                               Washington, DC 20004-2601
                                               Fax: (202) 756-3333
                                               Attention:  Jonathan H. Talcott

     12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of California relate to the consummation of the Merger.

     12.10 Counterparts; Delivery By Facsimile. This Agreement may be executed in two or more counterparts and delivered by facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     12.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     12.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

     12.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     12.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [Signatures Follow on Next Page]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                              SOURCEONE COMPUTER CORPORATION


                                              By: /s/ R. Wesley Jones
                                              -----------------------
                                              R. Wesley Jones
                                              President
ATTEST:


By: /s/ Robert Nash
-------------------
Robert Nash
Secretary

[CORPORATE SEAL]





                                  SHAREHOLDERS

                                                     By: /s/ Robert Nash
                                                     --------------------------
                                                     Robert Nash

                                                     By: /s/ Donna Nash
                                                     --------------------------
                                                     Donna Nash

                                                     By: /s/ R. Wesley Jones
                                                     --------------------------
                                                     R. Wesley Jones

                                                     EPLUS, INC.


                                                     By: /s/ Phillip G. Norton
                                                     -------------------------
                                                     Phillip G. Norton
                                                     Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer
ATTEST:


By: /s/ Kleyton L. Parkhurst
----------------------------
Kleyton L. Parkhurst
Secretary

[CORPORATE SEAL]




                                                     EPLUS, TECHNOLOGY, INC.


                                                     By:/s/ Phillip G. Norton
                                                     ------------------------
                                                     Phillip G. Norton
                                                     Chairman and Chief
                                                     Operating Officer

ATTEST:


By: /s/ Kleyton L. Parkhurst
-----------------------
Kleyton L. Parkhurst
Secretary

[CORPORATE SEAL]